        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Name and Identification Number to Give the Payor -- The taxpayer identification number for an individual is the individual's social security number. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

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 For this type of account:                                    Give the Name and Taxpayer Identification number of:
 -------------------------                                    ----------------------------------------------------
 1. An individual's account                                   The individual
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 2. Two or more individuals (joint account)                   The actual owner of the account or, if combined
                                                              funds, the first individual on the account(1)
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 3. Husband and wife (joint account)                          The actual owner of the account or, if joint funds, the
                                                              first individual on the account(1)
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 4. Custodian account of a minor                              The minor(2)
    (Uniform Gift to Minors Act)
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 5. Adult and minor (joint account)                           The adult or, if the minor is the only contributor, the
                                                              minor(1)
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 6. Account in the name of guardian or committee              The ward, minor, or incompetent person(3) for a
                                                              designated ward, minor, or incompetent person
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 7. a. The usual revocable savings trust account              The grantor-trustee(1) (grantor is also trustee)
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    b. So-called trust account that is not a legal or         The actual owner(1)
       valid trust under State law
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 8. Sole proprietorship account                               The owner(4)
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 9. A valid trust, estate or pension trust                    The legal entity (Do not furnish the identifying
                                                              number of the personal representative or trustee unless
                                                              the legal entity itself is not designated in the account
                                                              title.)(5)
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 10. Corporate account                                        The corporation
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 11. Association, club, religious, charitable, educational    The organization
     or other tax-exempt organization account
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 12. Partnership account                                      The partnership
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 13. A broker or registered nominee                           The broker or nominee
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

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number -- If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding -- Payees generally exempted from backup withholding on broker transactions and interest and dividend payments include the following: (i) a corporation, (ii) a financial institution, (iii) an organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code, (iv) the United States or any agency or instrumentality thereof, (v) a State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof,
(vi) a foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof, (vii) an international organization or any agency or instrumentality thereof, (viii) a dealer in securities or commodities required to register in the U.S. or a possession of the U.S., (ix) a real estate investment trust, (x) a common trust fund operated by a bank under section 584(a) of the Code, (xi) an entity registered at all times under the Investment Company Act of 1940 and (xii) a foreign central bank of issue.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, CHECK-OFF THE BOX IN PART 5, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties --

(1) Penalty for Failure to Furnish Taxpayer Identification Number -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

           FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR
                         THE INTERNAL REVENUE SERVICE.